Exhibit 99.1

For Immediate Release:

ASG Consolidated LLC

For further information contact:

Brad Bodenman

Phone: 206.374.1515/fax: 206.374.1516

Email to: brad.bodenman@americanseafoods.com

American Seafoods Announces Third Quarter Conference Call

Seattle, WA – Monday, November 20, 2006 – ASG Consolidated LLC (“American Seafoods”) today announced the date and time of its quarterly conference call for the three and nine months ended September 30, 2006.

Quarterly Conference Call Information:

American Seafoods will host its conference call to discuss its third quarter financial results live on Tuesday, November 28th at 11:00 am PST (2:00 pm EST). In order to participate, call (800) 210-9006 or (719) 457-2621 and enter access code 9822447. The call is expected to start no later than 11:15 am PST. There will also be a replay of the conference call available for 30 days by dialing (888) 203-1112 or (719) 457-0820 and entering access code 9822447.

Disclosures of American Seafoods’ operating results, including certain non-GAAP financial measures such as Consolidated EBITDA, that have traditionally been included in the Company’s earnings release are now set forth in American Seafoods’ quarterly report on Form 10-Q (disclosures of Consolidated EBITDA being set forth therein under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”). Participants can access this report on the Securities and Exchange Commission’s website at www.sec.gov or on American Seafoods’ website at www.americanseafoods.com. Copies of the quarterly report on Form 10-Q are also available from the Company on request.

About American Seafoods

American Seafoods is a leader in the harvesting, processing, preparation and supply of quality seafood. Harvesting a variety of fish species, the Company processes seafood into an array of finished products, both on board its state-of-the-art fleet of vessels and at its HACCP-approved production facilities located in both Massachusetts and Alabama. The Company produces a diverse range of fillet, surimi, roe and block product offerings, made from Alaska pollock, Pacific whiting, Pacific cod, sea scallops, and U.S. farm raised catfish. Finished products are sold worldwide through an extensive global distribution and customer support network. From the ocean to the plate, American Seafoods has established a global sourcing, selling, marketing and distribution network bringing quality seafood to consumers worldwide. For more information, please visit us at www.americanseafoods.com.

This press release contains forward-looking statements. The words “will,” “believes,” “anticipates,” “intends,” “estimates,” “expects,” “projects,” “plans,” or similar expressions are intended to identify forward-looking statements. All statements in this press release other than statements of historical fact, including statements which address our strategy, future operations, future financial position, estimated sales, projected costs, prospects, plans and objectives of management and events or developments that the Company expects or anticipates will occur, are forward-looking statements. All forward-looking statements speak only as of the date on which they are made. They rely on a number of assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside of the Company’s control and could cause actual results to differ materially from such statements.